Exhibit 10.1

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES OFFERING OF $1.705 BILLION OF

SENIOR SECURED NOTES DUE 2021 AND $2.875 BILLION OF SENIOR NOTES DUE 2022

FRANKLIN, Tenn. (January 10, 2014) – Community Health Systems, Inc. (the “Company”) (NYSE: CYH) today announced that its wholly-owned subsidiary, FWCT-2 Escrow Corporation (the “Escrow Issuer”), intends to offer $1.705 billion aggregate principal amount of Senior Secured Notes due 2021 (the “Secured Notes”) and $2.875 billion of Senior Notes due 2022 (the “Unsecured Notes”, and together with the Secured Notes, the “New Notes”), subject to market and other conditions. This offering is part of the financing for the proposed acquisition (the “Merger”) of Health Management Associates, Inc. by the Company. Upon consummation of the Merger, the Escrow Issuer will merge (the “Escrow Merger”) with and into CHS/Community Health Systems, Inc., a wholly-owned subsidiary of the Company (the “Issuer”), and the Issuer will assume the obligations of the Escrow Issuer under the New Notes, the related indentures and the other applicable documents by operation of law.

Upon consummation of the Escrow Merger, (i) the Unsecured Notes will be senior unsecured obligations of the Issuer and will be guaranteed on a senior basis by the Company and by certain of the Issuer’s and the Company’s domestic subsidiaries and (ii) the Secured Notes will be senior secured obligations of the Issuer and will be guaranteed on a senior secured basis by the Company and by certain of the Company’s domestic subsidiaries.

The Company intends to use the net proceeds of the offering, together with new borrowings under the Company’s senior secured credit facilities, to fund the cash consideration for the Merger and the transactions related thereto, to pay fees and expenses and for general corporate purposes.

The New Notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the New Notes will be made only by means of a private offering memorandum.

Community Health Systems, Inc. Announces Offering

January 10, 2014

About Community Health Systems, Inc.

Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute-care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 135 hospitals in 29 states with an aggregate of approximately 20,000 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its subsidiary, Quorum Health Resources, LLC, the Company provides management and consulting services to non-affiliated general acute-care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”

Forward-Looking Statements

Statements contained in this press release regarding the proposed transactions and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:	W. Larry Cash
Executive Vice President and Chief Financial Officer (615) 465-7000

-END-